Exhibit 31

CERTIFICATION

I, W. Edward Clingman, Jr. certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Fruit of the Loom Unsecured Creditors Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, changes in financial condition and cash flows of the UCT as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act

Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the UCT, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the UCT’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the UCT’s internal control over financial reporting that occurred during the UCT’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the UCT’s internal control over financial reporting.

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the UCT’s auditors and representatives of the Committee:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the UCT’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the UCT’s internal control over financial reporting.

Date: December 15, 2003	By:	CLINGMAN & HANGER MANAGEMENT ASSOCIATES, LLC as Trust Administrator of The Fruit of the Loom Unsecured Creditors Trust

/S/ W. EDWARD CLINGMAN, JR. W. Edward Clingman, Jr. Principal